UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):
May 9, 2011

Inter Parfums, Inc.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-16469 Commission File Number	13-3275609 (I.R.S. Employer Identification No.)

551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Item 2.02. Results of Operations and Financial Condition.

Certain portions of our press release dated May 9, 2011, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 2.02. They are as follows:

•           The 1st and 2nd paragraphs, all relating to results of operations for the first quarter of 2011

•           The 3rd paragraph relating to results of European operations for the first quarter of 2011

•           Portions of the 5th paragraph relating to results of United States operations for the first quarter of 2011

•           Portions of the 6th paragraph relating to factors impacting profitability for the first quarter of 2011

•           The 9th paragraph relating to the conference call to be held on May 10, 2011

•           The consolidated statements of income and consolidated balance sheets.

Item 7.01. Regulation FD Disclosure.

Certain portions of our press release dated May 9, 2011, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed  pursuant to this Item 7.01 and Regulation FD. They are as follows:

•           The 4th  paragraph relating to product launches and distribution for European operations

•           Portions of the 5th paragraph relating to product launches for United States operations

•           Portions of the 6th paragraph relating to factors that are anticipated to impact profitability for the balance of 2011

•           The 7th  paragraph relating to affirmation of recently increased 2011 guidance

•           The 11th paragraph relating to forward looking information

•           The balance of such press release not otherwise incorporated by reference in Items 2.02, 8.01 or 9.01.

Item 8.01. Other Events.

Certain portions of our press release dated May 9, 2011, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 8.01. They are as follows:

•           The 8th paragraph relating to cash dividends

Item 9.01 Financial Statements and Exhibits.

99.1 Our press release dated May 9, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: May 9, 2011

Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President